SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2002

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0–9439

Texas	74-2157138
(State or other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722–7611

None

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events

On September 24, 2002, International Bancshares Corporation (“IBC”) issued a news release announcing that on September 19, 2002, its board of directors authorized IBC to expand its stock repurchase program.  IBC is now authorized to repurchase up to $120 million of its common stock through December 2002, compared to the prior authorization of $105 million through December 2002.  Common stock repurchases may be made from time to time, on the open market or through private transactions.  Common stock repurchased in this program will be held in treasury for reissue for various corporate purposes, including employee stock option plans.  As of September 20, 2002, a total of 2,374,280 shares of common stock had been repurchased under this program at a total cost of approximately $97 million, which shares are now reflected as 3,311,562 shares of treasury stock as adjusted for stock dividends.  The Company currently has invested approximately $118 million in treasury shares, which amount has been accumulated since the inception of the Company.

Item 7.                                                           Financial Statements and Exhibits

c.                                       Exhibits

The following exhibit is filed as part of this report:

(99)                          News release of International Bancshares Corporation dated September 24, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION

(Registrant)

By:	/s/ DENNIS E. NIXON
DENNIS E. NIXON, President, and Chief Executive Officer

Date: September 24, 2002

EXHIBIT INDEX

Exhibit Number	Description	Page Number

99	News Release of International Bancshares Corporation dated September 24, 2002	5